Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

January 13, 2014

Rouse Properties, Inc.
1114 Avenue of the Americas, Suite 2800

New York, New York 10036

Re:                             Rouse Properties, Inc.
Registration Statement on Form S-3 (File No. 333-189238)

Ladies and Gentlemen:

We refer to the shelf registration statement on Form S-3, File No. 333-189238 (such registration statement, as amended, including the documents incorporated by reference therein, the “Registration Statement”), filed by Rouse Properties, Inc. (the “Company”), a Delaware corporation, with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was declared effective by the SEC on July 25, 2013.  Pursuant to the Registration Statement, the Company is issuing and selling 8,050,000 shares (the “Shares”) of its common stock, par value $0.01 per share, including 1,050,000 Shares to be issued by the Company pursuant to the exercise by the Underwriters (as defined below) in full of their option to purchase additional Shares, granted pursuant to Section 2(b) of the Underwriting Agreement (as defined below).  The Shares are to be sold by the Company pursuant to an underwriting agreement, dated January 7, 2014 (the “Underwriting Agreement”), among the Company, Rouse Properties, LP, a Delaware limited partnership and the operating partnership of the Company, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., RBC Capital Markets, LLC, Credit Suisse Securities (USA) LLC and KeyBanc Capital Markets Inc., as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have reviewed the originals, or copies identified to our satisfaction, of the Registration Statement, the Company’s base prospectus, dated July 25, 2013, as supplemented by the Company’s final prospectus supplement, dated January 7, 2014, relating to the Shares in the forms filed with the SEC pursuant to Rule 424(b) under the Securities Act (together, the “Prospectus”), the Underwriting Agreement, the certificate of incorporation and bylaws of the Company, as amended, resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, relating to the authorization

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

of the issuance of the Shares and such other corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.  In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us, the legal capacity of all persons and the conformity to authentic originals of any documents submitted to us as copies.  As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment by the Underwriters of the purchase price set forth therein, the Shares will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware.  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof and the incorporation by reference of this opinion letter as an exhibit to the above-referenced Registration Statement and to the use of our name in the Registration Statement and any amendment thereto, including the Prospectus.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP